Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Master Development and Supply Agreement

AXT 6-inch InP

This Master Development and Supply Agreement (this “Agreement”) is entered into, effective as of June 25, 2026 (the “Effective Date”), by and between AXT-Tongmei, Inc., a Delaware Corporation having its principal place of business at 4281 Technology Drive, Fremont, California, 94538, on behalf of itself and its Affiliates (collectively, “AXT”), and Coherent Corp., a Pennsylvania Corporation having its principal place of business at 375 Saxonburg Blvd., Saxonburg, PA 16056, on behalf of itself and its Affiliates (collectively, “Coherent”).

Each of AXT and Coherent may be referred to herein individually as a “Party” and collectively as the “Parties.”

Purpose: The purpose of this Agreement is to establish terms around the development of Mass Production (“MP”) and supply of 6-inch indium phosphide (“InP”) wafers (the “Product”) from AXT to Coherent.

Additional Definitions:

“Affiliate” means an entity that Controls, is Controlled by, or is under common Control with a Party.

“Applicable Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, Governmental Order, or other requirement or rule of law of any Governmental Authority.

“Background Technology” means Intellectual Property Rights that a Party owns or otherwise has rights to before the Effective Date of this Agreement, or as a result of activities performed by that Party outside of the work performed under the Agreement.

“Control” and its derivatives means the legal, beneficial, or equitable ownership, directly or indirectly, of more than fifty percent (50%) of the capital stock (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights.

“Intellectual Property Rights” means all industrial and other intellectual property rights comprising or relating to: (a) Patents; (b) Trademarks; (c) manufacturing processes; (d) works of authorship, expressions, designs, and design registrations, whether or not copyrightable, including copyrights and copyrightable works, software and firmware, data, data files, and databases and other specifications and documentation; (e) Trade Secrets; (f) semiconductor or related chips and wafers, mask works and the like; and (g) all industrial and other intellectual property rights, and all rights, interests, and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights or forms of protection pursuant to the laws of any jurisdiction throughout in any part of the world.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non- governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, award, or determination entered by or with any Governmental Authority.

Recitals

WHEREAS, AXT has and continues to develop capacity and a MP process to supply the Products that meet the mutually agreed specifications that are embodied in the Product part number used exclusively for Coherent (the “Specifications,” included as Exhibit A), which in turn Coherent would purchase directly from AXT or through one or more of its resellers; and

WHEREAS, the Parties wish to enter into this Agreement to ensure that AXT builds and reserves committed capacity for Coherent during the calendar month(s) (each a “CM”) referenced herein and pursuant to the terms and conditions herein. NOW THEREFORE, the Parties agree as follows:

NOW THEREFORE, the Parties agree as follows:

1.

Term. This Agreement shall begin on the Effective Date with a duration of three (3) years from the Effective Date (the “Term”). The Parties may renew this Agreement pursuant to a duly executed amendment.

2.

Production Development, Manufacturing Scale-up, and Capacity Commitment.AXT shall increase capacity in its Beijing, China facility in 2026 and through 2028, and under the scope of this Agreement, will focus the capacity expansion for Products through the construction and installation of 6-inch compatible crystal growth furnaces and substrate manufacturing lines. Through this capacity expansion, AXT commits to the 6-inch capacity based on the forecast for Coherent, as shown in Table A, as set forth and provided in Exhibit B, attached hereto and incorporated by reference, which under this Agreement is committed to Coherent (the “Capacity Commitment”).

Table A shows the total Capacity Commitment for Coherent, which is anticipated to be delivered to Coherent both directly by AXT and indirectly through authorized 3rd party resellers. The terms of any purchase shall be subject to separate agreement.

Coherent understands and affirms that, as of the Effective Date, AXT’s 6-inch InP program covered by this Agreement is in the development/pilot production phase, and as such agrees there are risks in development of additional capacity in order to achieve the target capacity numbers in Table A. Additional risks include, but not limited to, lower than expected yields, issues in scaling crystal growth capacity, and export permits. As such, the Parties shall meet monthly on a pre-determined day in a Monthly Business Review (“MBR”) to discuss the Capacity Commitment and align expectations between the Parties.

3.

Pre-payment, Pricing, and Terms. A prepayment of twenty two million, two hundred eighty eight thousand, five hundred dollars ($22,288,500) (the “Prepayment”) will be due from Coherent to AXT within thirty (30) days of the Effective Date. Payment shall be provided via wire or ACH. A portion of the Prepayment may be refundable to Coherent under the specific terms set forth herein. The Prepayment shall be allocated by AXT, based on the quantity of shipped prime and mechanical wafers, as shown in Table A.

In exchange for the Prepayment, AXT agrees that, under a separate order agreement, Product shipped from AXT directly to Coherent and anticipated to be invoiced at $[***] per wafer for Prime wafers ($[***] of which is an application of the Prepayment), and $[***] per wafer for mechanical wafers ($[***] of which is an application of the Prepayment), and $[***] per dummy wafer (none of which is an application of the Prepayment). AXT also agrees that it shall sell InP blanks to [***], Coherent’s contract manufacturer, and anticipated to be invoiced at $[***] for primes ($[***] of which is an application of the Prepayment) and $[***] for mechanicals ($[***] of which is an application of the Prepayment), respectively, which is a price that reflects a sufficient discount to enable [***] to process and sell Products to Coherent at a price that is the same or lower than the above prices. AXT shall also apply $[***] from the Prepayment to each such InP blank that AXT sells to [***], and [***] will reduce that amount from the price that it sells finished Products to Coherent. Coherent shall apply and use the Prepayment by offsetting amounts identified with each specific wafer type (e.g., $[***] for prime and mechanical) due under POs from payment obligations Coherent may have to AXT for Product purchases under the terms of this Agreement until the full amount of the Prepayment is exhausted. Products shall be priced no higher than the lesser of (i) the agreed upon pricing set forth in this Section 3 or (ii) the lowest price AXT offers any third party for the same/substantially similar Products. Upon the earlier of expiration or termination of the Agreement, in the event that the Prepayment has not been fully exhausted and applied to the purchase of Products hereunder, Coherent shall have, at its sole option, the ability to require AXT to refund the full amount of the unused portions of the Prepayment. AXT shall fulfill all POs up to such Capacity Commitment each CM in the quantities specified in Table A, as may be adjusted by one or more MBRs, Coherent understands that AXT’s wafer pricing may be subject to increases or decreases due to significant changes in indium, phosphorus, or other raw material costs and will be reviewed between the parties in good faith in the MBR after the Prepayment is paid; provided that any such wafer pricing shall in no event increase by more than [***]% on an annual basis. Pricing is also contingent on Coherent satisfying its Minimum Order Quantity (“MOQ”) requirement for the respective CM shown in Table A. Coherent will place a Purchase Order (“PO”) to AXT for wafers to be directly delivered to Coherent each CM for the subsequent CM. Coherent will work with AXT to ensure that all of the necessary paperwork required for the Chinese export permit is up to date and complete in a timely manner. PO status and export permit application status will be reviewed in the MBR. It is expressly agreed between the Parties that the pricing included in this Agreement, nor those on any subsequent PO, does not include any applicable taxes, fees, or costs, including without exception or limitation any tariffs. AXT shall not have any responsibility for the same and all such additional costs or obligations shall be the sole responsibility of Coherent.

In the event that the total value of the Prepayment ($22,288,500) is exhausted before the end of the term of this contract, AXT and Coherent agree that the invoiced value will be the then-current agreed unit price, less $[***]. Product shipped from AXT directly to Coherent and anticipated to be invoiced at $[***] per wafer for Prime wafers, $[***] per wafer for mechanical wafers, and $[***] per dummy wafer. Notwithstanding any price adjustments specified in the Agreement, AXT also agrees that it shall sell InP blanks to [***], Coherent’s contract manufacturer, and anticipated to be invoiced at $[***] for prime wafers and $[***] for mechanical wafers respectively. The price differential reflects services performed by [***] in the distribution chain.

The Parties understand and agree that all commercial and underlying terms governing the dealings between the Parties shall be pursuant to the terms set forth in the Agreement and the “Additional Terms of Purchase” set forth and attached hereto as Exhibit C. The terms of the Agreement shall supersede any conflicting terms of the Additional Terms of Purchase; provided that any provisions pertaining to “TIME IS OF THE ESSENCE” shall be applicable commencing on January 1, 2027.

All shipments pursuant to this Agreement shall be DAP (Incoterms 2020) to the address specified by Coherent in each Order. All shipments shall be made in AXT’s standard shipping packages. Title and risk of loss to the Products shall pass to Coherent upon delivery of the Products by AXT in accordance with the applicable Incoterms. For the avoidance of ambiguity, AXT will be responsible for all transport and customs documentation and import and export licenses with respect to Products. Coherent will be responsible for all import formalities, duties, tariffs, fees, and unloading at named destination.

Other than amounts used to exhaust the Prepayment, Coherent shall pay all properly invoiced, undisputed amounts within sixty (60) days after receipt of the invoice, unless otherwise agreed to in writing between the Parties. Coherent may withhold payment of any reasonably disputed amounts while the parties try in good faith to promptly resolve the dispute in accordance with the terms of this Agreement. AXT shall continue performance of its obligations under all Orders while an invoice-related dispute is pending. Payment of an invoice is not evidence that Products comply with the specifications, the applicable Order, or this Agreement and does not constitute acceptance of the Products. Coherent may set off amounts AXT owes Coherent under this Agreement against amounts Coherent owes AXT under this Agreement. AXT shall reference Coherent’s Order number on all invoices.

Any failure by AXT to comply with Sections 2, 3, or 4 is a material breach of the Agreement.

After December 31, 2026, for each breach by AXT (or its successor or assignee) of its obligations to meet the Capacity Commitment during any CM hereunder, AXT will: (i) make up and deliver the full amount of the deficient quantities of the Products compared to the Capacity Commitment for the period as set forth on Table A as quickly as possible thereafter but no later than sixty (60) days after it was due for delivery or (ii) refund the entire unapplied balance of the Prepayment attributable to the deficient Products that remains uncured for such period within ten (10) business days after the end of such sixty (60) day cure period in USD by wire transfer.

4.

Additional Capacity. If AXT develops or otherwise makes available any additional capacity for the Products beyond the Capacity Commitment specified under this Agreement and including capacity commitments to third parties that have made similar prepayment and purchase commitments from similar agreements in an amount that is proportionate to the capacity commitments made herein (collectively, “Additional Capacity”) during the Term, AXT shall first offer [***] percent ([***]%) of such Additional Capacity to Coherent in writing (e-mail acceptable) on the same terms and conditions (including price, lead time, and volume) as those proposed in Table A, as adjusted in any subsequent MBR. After the earlier of either Coherent’s written refusal (e-mail acceptable) to accept Additional Capacity or [***] ([***]) business days after receipt of written notice from AXT, AXT shall be under no obligation to provide Additional Capacity to Coherent and may offer the same to any other third party under without limitation or constraint. Additional Capacity quantities shall be priced no higher than the lesser of (i) the agreed upon pricing set forth in Table A or (ii) the lowest price AXT offers any third party for the same/substantially similar Products.

5.

Monthly Business Review (MBR) and Audit/Inspection Rights. MBRs will be held on a pre-determined time each month between the Parties (or more frequently, as needed), and will be include the following agenda:

•	Current status of 6-inch InP capacity
•	Planned shipments for coming month including splits between direct shipments and indirect shipments
•	Technical feedback from Coherent
•	Forward looking capacity plan for current and subsequent CMs
•	Pricing status
•	PO status
•	Export permit and application status
•	AOB

In order for Coherent to assess AXT’s performance under the Agreement, including AXT’s compliance with respect to pricing, specifications, warranties, and certifications, Coherent or its designated representative(s) have the right, with reasonable notice to AXT, to access and audit AXT’s facilities, books, records, goods, and services in which the specific customer name is redacted and any confidential information has been anonymized, as reasonably practicable, related to the AXT’s compliance with the Agreement during the Term. The costs of any audit will be paid by Coherent, and any such audits shall be on reasonable notice during AXT’s regular business hours. In addition, all materials and workmanship entering into the performance of any PO may be inspected, tested and expedited at all times and places either before, during or after manufacture by representatives designated by Coherent. Coherent shall also have the right to visit AXT’s facilities in China and the United States at any time during the Term on at least thirty (30) days’ notice (or such shorter period that may be required as a result of a failure to produce and deliver Products) to inspect AXT’s operations and to discuss the progress under the Agreement and AXT shall provide Coherent with weekly reports and updates regarding the Agreement as reasonably requested by Coherent. AXT will ensure that AXT personnel who are knowledgeable of the relevant facilities attend such inspections.

6.

Intellectual Property Rights. Except as provided in this Section, the Parties understand and agree that this Agreement shall not grant or be construed as granting any rights by license or otherwise to either Party of the other Party’s Intellectual Property Rights. The Parties further understand and agree that the Parties own all right, title and interest in the Intellectual Property Rights in the following: (i) as to AXT, any existing manufacturing processes of AXT and those which AXT may develop in the performance of its obligations under the Agreement and (ii) as to Coherent, its trade secrets, including without limitation those trade secrets pertaining to precision notching when manufacturing the Product, including without limitation aligning the crystal plane of the Product to such notch (“Precision Notching”). Notwithstanding the foregoing: (i) AXT grants Coherent an unlimited, perpetual, irrevocable, assignable, worldwide, fully paid-up, royalty-free, nonexclusive, and transferable license to use AXT Intellectual Property rights in AXT Background Technology to the extent necessary for Coherent to use or sell the Products and (ii) Coherent grants to AXT a term limited, revocable, nonassignable, worldwide, fully paid-up, royalty-free, nonexclusive, and nontransferable license to Coherent Intellectual Property Rights to use Coherent’s Background Technology in the Precision Notching solely to the extent necessary for AXT to perform its obligations under the Agreement. Nothing herein shall preclude AXT from making InP wafers that are similar to the Products for other AXT customers; provided however that (i) AXT shall not disclose the Specifications to any third Party and (ii) AXT shall not use Coherent Background Technology, including without limitation Coherent Background Technology in the Precision Notching, to assist or enable any third party in their efforts to develop methodologies or InP wafer specifications. Each Party shall retain its own Intellectual Property Rights in Background Technology. For clarification, all tooling used to manufacture the Products is owned by AXT ("AXT Tooling"). Coherent has no right, title, or interest in or to any of the AXT Tooling. Coherent owns all right, title and interest to the Specifications and AXT has no right, title, or interest in or to the same.

7.

Confidentiality. The Parties understand that the Non-Disclosure Agreement provided for in Exhibit D shall apply to all matters related to this Agreement and is hereby incorporated by reference. The term of the Non-Disclosure Agreement shall continue in force and effect during the entire term of the Agreement. If required to do so by Applicable Law, AXT may file an 8-K upon the execution of this Agreement with prior written notice to Coherent. Any press release or other public announcement (unless required by Applicable Law) regarding this Agreement shall require the prior mutual written consent of both parties.

8.	Representations and Warranties / Disclaimer.

(a)

Each Party represents and warrants that: (i) it is a corporation, duly organized, validly existing, and in good standing under the laws of the State in which it is incorporated; (ii) it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Agreement, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement; (iii) it has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (iv) the execution, delivery, and performance of this Agreement will not violate, conflict with, require consent under or result in any breach or default under (a) any of Coherent's organizational documents, (b) any applicable Law or (c) with or without notice or lapse of time or both, the provisions of any contract; and (v) it is in compliance with all Applicable Laws. AXT represents and warrants that all Products will be new, free from defects in materials and workmanship, and will conform to the Specifications, drawings, samples, and other requirements referred to in this Agreement and any applicable PO for a period of six (6) months. AXT further warrants that, when shipped, all Products will be free from liens, security interests, and encumbrances, including any retained title or other rights to secure payment, and that all Products will be manufactured, produced, labeled, furnished, and delivered in full and complete compliance with all applicable laws and regulations. AXT also warrants that no Product will infringe or misappropriate any third party intellectual property rights. If Coherent rejects any Products or later determines that a Product is nonconforming within the warranty period, AXT will promptly replace within fifteen (15) days (or as soon as possible, if later) any nonconforming Product units, at AXT’s expense, including all shipping with DAP Incoterms and replacement costs. If AXT fails to remedy the nonconformity within fifteen (15) days, Coherent may, at its option, return the nonconforming Products with EXW Incoterms to AXT, AXT will accept their return, and AXT will pay Coherent a full refund of all amounts paid, including restoring any and all applied Prepayment amounts, under the applicable PO for the nonconforming Products returned. Coherent’s inspection, failure to inspect or reject, or payment for Products will not relieve AXT of its obligations and does not waive, impair, or reduce Coherent’s right under this Agreement or a PO.

(b)

Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH ABOVE, (A) AXT NOR ANY PERSON ON AXT’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, OR PERFORMANCE OF GOODS OR PRODUCTS TO STANDARDS SPECIFIC TO THE COUNTRY OF IMPORT, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) COHERENT ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY AXT, OR ANY OTHER PERSON ON AXT'S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 8(A) OF THIS AGREEMENT.

9.

Termination. Subject to the mutually agreed changes that result from one or more MBRs, beginning in the first quarter of 2027 (27Q1), should AXT fail to meet the Capacity Commitment in Table A for more than six (6) successive CMs commencing as of 27Q1 (after December 31, 2026), Coherent has the right to terminate this Agreement upon thirty (30) days written notice, and AXT will refund to Coherent an amount equal to the unused funds remaining from the Prepayment as of the effective date of termination within thirty (30) days in USD by wire transfer. Beginning in the first quarter of 2027 (27Q1), if Coherent terminates for any other uncured material breach by AXT or fails to obtain required export licenses and cannot find an alternative manufacturing location, Coherent has the right to terminate this Agreement immediately on written notice, and AXT will refund to Coherent an amount equal to the unused funds remaining from the Prepayment as of the effective date of termination within thirty (30) days in USD by wire transfer.

Provided that AXT meets the Capacity Commitment in Table A, should Coherent fail to meet the MOQ in Table A, AXT has the right to terminate this Agreement with ninety (90) days written notice, and the remaining unused portion of the Prepayment shall be nonrefundable.

Either Party may terminate this Agreement immediately upon notice should the other Party cease to carry on its business or becomes the subject of any proceeding under state, provincial or federal law for the relief of debtors or otherwise becomes insolvent, bankrupt or make an assignment for the benefit of creditors, or upon the appointment of a receiver, or the reorganization for the benefit of creditors. With such termination, any open purchase orders shall be terminated as of the effective date of termination.

10.

Business Continuity Plan and Disaster Recovery Plan. AXT shall develop and maintain a written business continuity plan and disaster recovery plan designed to ensure continued performance under this Agreement. Also, AXT shall review such plan at least annually and, upon request, provide Coherent with a summary of plan. Further, AXT shall include in its business continuity plan and disaster recovery plan its contingency plans for alternative manufacturing locations outside of China.

11.

Force Majeure & Capacity Disruption. Neither Party shall be held liable for any delay or failure to perform its obligations under this Agreement if such delay or failure is caused by an event or circumstance beyond the reasonable control of the affected Party ("Force Majeure Event"). Force Majeure Events may include, but are not limited to: natural disasters, acts of government or regulatory authority (other than as set forth below), war, terrorism, civil unrest, or other acts of violence, or industrial disputes, strikes, or labor shortages (excluding those limited to the affected Party’s workforce). A Force Majeure Event does not include events caused by AXT’s negligence or willful misconduct, changes in market conditions, or delays resulting solely from AXT’s acts or omissions. The parties agree that AXT’s failure to obtain export licenses from the Chinese government does not qualify as a Force Majeure Event.

12.

Indemnity. Each Party (as “Indemnitor”) agrees to defend, indemnify and hold harmless the other, its Affiliates and their respective directors, officers, employees, agents, subcontractors and other representatives (for purposes of this section, collectively “Indemnitees”) from any and all loss, damage, cost, claims or actions (including reasonable attorneys’ fees), penalty or any other liability whatsoever (collectively “Losses”) arising out of third party claims alleging: (i) any act or omission of Indemnitor (including negligence) directly relating to this Agreement; (ii) to the extent not covered by clause (i) of this section, by AXT for any claims alleging that any of the Products or the use thereof by Coherent in accordance with the specifications and instructions provided by AXT infringe, misappropriate or otherwise violate any copyright, mask work, patent, trademark, service mark, trade name, trade secret, other intellectual property right of a third party; (iii) Indemnitor’s breach of this Agreement; and to the extent not covered by clauses (i) and (iii), by Coherent for any claims related or arising from Coherent’s use of the Products, whether alone or in combination, or work performed by Coherent pursuant to a PO placed for the Product. The foregoing includes without limitation any Losses relating to allegations, actions or proceedings for breach of contract, in tort (including negligence), intellectual property infringement, any statutory, regulatory or other legal claims, and/or claims for bodily injury (including death) and/or damage to property. If any Product, as delivered by AXT and used by Coherent in accordance with this Agreement, is alleged or determined to infringe, misappropriate, or otherwise violate any intellectual property right of a third party, AXT at its option, shall, at its sole cost and expense and as Coherent may suggest, promptly: (a) replace such Product with a non-infringing product that is functionally equivalent in all material respects; or (b) obtain for Coherent a legally enforceable, fully paid-up license (or other right) permitting Coherent’s continued use, possession, distribution, resale, and other exploitation of such Product as contemplated by this Agreement; or (c) refund to Coherent the full amount paid for such infringing Product upon return of such Product if requested by AXT.

13.

Limitation of Liability. TO THE GREATEST EXTENT PERMITTED UNDER APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES, THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUBCONTRACTORS OR OTHER REPRESENTATIVES BE LIABLE TO SUPPLIER FOR SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR INDIRECT COSTS, EXPENSES OR DAMAGES INCLUDING WITHOUT LIMITATION LITIGATION COSTS, THE LOSS OF PRODUCTION OR PROFIT ARISING FROM ANY CAUSE WHATSOEVER, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH COSTS OR DAMAGES OR EVEN IF SUCH COSTS OR DAMAGES ARE ALLEGED TO ARISE FROM NEGLIGENT ACTS, OMISSIONS OR CONDUCT OF A PARTY OR ITS AFFILIATES, THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUBCONTRACTORS OR OTHER REPRESENTATIVES.

14.

Governing Law. The construction, interpretation and performance of this Agreement are governed by the laws of the State of Delaware, United States, without regard to conflicts of laws principles. The United Nations Convention on Contracts for the International Sale of Goods does not apply to the Agreement. The Parties consent to the exclusive jurisdiction and venue of the Federal and State courts located in New Castle County, in the State of Delaware, as the exclusive forum for the resolution of disputes.

15.

Relationship of the Parties. The relationship between AXT and Coherent is solely that of manufacturer/seller and buyer, and they are independent contracting parties. Nothing in this Agreement creates any agency, joint venture, partnership, or other form of joint enterprise, employment, or fiduciary relationship between the Parties. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party.

16.

Survival. The Parties agree that the termination or expiration of this Agreement, for any reason, will not affect the continued effectiveness of those provisions that by their nature are intended to survive, including without limitation: Confidentiality, Intellectual Property, Warranties and Disclaimers, Indemnification, Limitation of Liability, Governing Law, Assignment, and Notices

17.

Notice. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a "Notice") must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section). All Notices must be delivered by personal delivery, nationally recognized overnight courier, or certified or registered mail (in each case, return receipt requested, postage prepaid). Notwithstanding the foregoing, notice by e-mail (with confirmation of receipt) will satisfy the requirements of this Section. Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

Notice to AXT: 4281 Technology Dr., Fremont, CA 94538, Attn: Tim Bettles, VP, Business Development

Notice to Coherent: 5100 Patrick Henry Dr., Santa Clara, CA 95054, Attn: Rob Beard, CLO

18.	Amendment and Modification. No amendment to this Agreement is effective unless it is in writing and signed by an authorized representative of each Party.

19.

Assignment. Neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, either party may, without written consent, assign any of its rights or delegate any of its obligations to any Affiliate. Any purported assignment or delegation in violation of this Section is null and void. This Agreement is binding on and inures to the benefit of the Parties and their respective permitted successors and permitted assigns.

20.

Assignment. Neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, either party may, without written consent, assign any of its rights or delegate any of its obligations to any Affiliate. Any purported assignment or delegation in violation of this Section is null and void. This Agreement is binding on and inures to the benefit of the Parties and their respective permitted successors and permitted assigns.

21.

Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy that may arise under this Agreement, including any exhibits, schedules, attachments, and appendices attached to this Agreement, is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement, including any exhibits, schedules, attachments, and appendices attached to this Agreement, or the transactions contemplated hereby.

22.	Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement.

23.

Entire Agreement. This Agreement expresses the entire understanding and agreement for both Parties with respect to the subject matter covered in this Agreement and supersedes any and all previous agreements with reference to such subject matter. In the event of any conflict or inconsistency between this Agreement and any PO terms, this Agreement shall prevail.

Signature Page to Follow

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives with the intent to be legally bound as of the Effective Date.

AXT-Tongmei, Inc.	Coherent Corp.

/s/ Tim Bettles	/s/ Beck Mason
Signature	Signature

Tim Bettles	Beck Mason
Typed Name	Typed Name

VP, Business Development	EVP Semiconductor Business Group
Title	Title

6/26/2026	6/25/2026
Date	Date

EXHIBIT A

Wafer Specifications

1. [***]

2. [***]

3. [***]

4. [***]

EXHIBIT B

TABLE A

TOTAL CAPACITY COMMITMENT

[***]

EXHIBIT C

Additional Terms of Purchase

EXHIBIT D

Confidentiality and Nondisclosure Agreement